Exhibit 24.1
STREAMLINE HEALTH SOLUTIONS, INC.
Power of Attorney
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director of Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints J. Brian Patsy and Paul W. Bridge, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign the Annual Report on Form 10-K for the Company’s fiscal year ending January 31, 2007 with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17 day of March, 2007.

/s/ Richard C. Levy
Richard C. Levy